UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2009

RAM Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-32864	Not Applicable
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

RAM Re House
46 Reid Street
Hamilton HM 12 Bermuda
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 296-6501

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry Into A Material Definitive Agreement.

      On April 7, 2009, RAM Reinsurance Company Ltd. (“RAM Re”), the operating subsidiary of RAM Holdings Ltd. (the “Company”), entered into a commutation agreement (the “Commutation Agreement”) with Ambac Assurance Corporation and its affiliate (“Ambac”). The Commutation Agreement provides, among other things, for RAM Re to pay a $97 million settlement payment and $1.3 million of claims payments to commute the entire $7.4 billion insured portfolio assumed from Ambac, and for each party thereto to release the other party from all liabilities and obligations under all reinsurance agreements between the parties.

Item 9.01       Financial Statements and Exhibits

      The following material is furnished as an exhibit to this Current Report on Form 8-K:

(d)	Exhibits

No. 99.1 Press Release dated April 8, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAM Holdings Ltd.
(Registrant)

Dated: April 8, 2009	By: /s/ Victoria Guest
Name: Victoria Guest
Title: General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press Release re Ambac Commutation issued April 8, 2009